Exhibit 10.28

[EntreMed Logo]	www.entremed.com

August 23, 2005

Affymax, Inc.
4001 Miranda Avenue
Palo Alto, California 94304

Attn: Robert Naso, Ph.D.
          Executive Vice President, R&D

Re:     Extension of Letter Agreement for TFPI Product Candidates

Dear Bob:

        I am writing with reference to the Letter Agreement between Affymax, Inc. ("Affymax") and EntreMed, Inc. ("EntreMed") dated as of September 20, 2004 (together with each of the exhibits thereto, the "Letter Agreement"), and specifically to Exhibit A of the Letter Agreement entitled Term Sheet—Affymax, Inc. and EntreMed, Inc. TFPI Research Collaboration, dated as of September 10, 2004 (the "Term Sheet"). All capitalized terms used but not defined herein shall have the meaning given to such terms in the Letter Agreement. Affymax and EntreMed agree that these documents have proven to be an excellent "roadmap" for achieving a discovery collaboration that, by all measures, has been considered very successful.

        The Letter Agreement and Term Sheet contemplate that the Research Collaboration would continue for a period of twelve (12) months, and that Affymax and EntreMed would be entitled to enter into a Co-Development Agreement within this twelve-month period. However, both parties also agree that more time will be needed to complete the Joint Work Plan dated August 26, 2004 and included in the Letter Agreement as Exhibit B.

        As both parties would like to continue the collaboration, it has been proposed that the Letter Agreement be extended until December 31, 2005. Both Affymax and EntreMed acknowledge and agree that, except as otherwise set forth herein, all terms and conditions of the Letter Agreement would remain unchanged and in full force and effect.

EntreMed, Inc. / 9640 Medical Center Drive / Rockville, MD 208501
240.864.2600 phone / 240.864.2601 fax

        Please confirm your agreement to extend the Term of the Letter Agreement (including, without limitation, the period to enter into a Co-Development Agreement) to December 31, 2005, by countersigning this Letter and returning the countersigned letter to EntreMed.

Very truly yours,

EntreMed, Inc.

By: /s/ Marc Corrado

Name: Marc Corrado

Title: Vice President, Corporate Development

ACCEPTED AND AGREED:

Affymax, Inc.

By: /s/ Robert B. Naso

Name: Robert B. Naso

Title: Executive Vice President